Exhibit (j)(i)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated April 29, 2022, and each included in this Post-Effective Amendment No. 10 to the Registration Statement (Form N-1A, No. 333-216479) of Morningstar Funds Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated June 29, 2021, with respect to the financial statements and financial highlights of Morningstar Global Opportunistic Equity Fund (formerly, Morningstar Unconstrained Allocation Fund) (one of the funds constituting Morningstar Funds Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended April 30, 2021, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

April 25, 2022